UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 21, 2007, Gerber Scientific, Inc. (the "Company") entered into a third amendment to its Loan and Security Agreement (All Assets) (the "Third Amendment") with Citizens Bank of Massachusetts and Sovereign Bank. The Third Amendment provides for a line of credit available in the form of term loans with a maximum aggregate amount of $10.0 million for permitted acquisitions. The Company borrowed approximately $6.2 million under this Third Amendment for its acquisition of Data Technology, Inc. on May 21, 2007, as reported under Item 8.01 of this report.

Principal amounts outstanding under the Third Amendment are payable in 30 equal installments. The Third Amendment provides that borrowings accrue interest, payable monthly, at an annual rate equal to the specified London Interbank Offered Rate (LIBOR) plus 175 basis points or the designated prime rate. In addition, a fee of twenty five basis points is incurred on the difference between $10.0 million and the average daily principal amount outstanding under the Third Amendment.

Term loan borrowings may be made through October 31, 2008 so long as the aggregate principal amount of outstanding term loans does not exceed $10.0 million.

The information set forth under Items 2.03 and 8.01 of this report is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Pursuant to the Third Amendment, the Company and certain of its wholly owned subsidiaries are obligated, as borrowers, up to a maximum of $10.0 million principal outstanding at any one time under the Third Amendment. As of the date of this report, a total of $6.2 million of borrowings were outstanding under the Third Amendment. The payment of all outstanding principal, interest and other amounts outstanding under the Third Amendment may be declared immediately due and payable upon the occurence of an event of default. The Third Amendment contains customary events of default, including failure of the Company to make payments when due, failure to comply with specific covenants, conditions or agreements, or specified events of bankruptcy. The Third Amendment also has a cross-default provision with other material debt of the Company.

Item 8.01 Other Events

On May 22, 2007, the Company issued a press release announcing its acquisition of Data Technology, Inc. for $6.2 million in a cash transaction, which was consummated on May 21, 2007. This transaction also provides for deferred payments that are contingent upon the achievement of pre-determined performance objectives. Data Technology, Inc. is a manufacturer of automated cutting hardware for the design, die making and short run production segments of the packaging and graphics industry. This transaction was primarily funded through borrowings under the Third Amendment, as reported under Item 1.01 of this report.

The Company's press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits
  Exhibits

The following is being filed as an Exhibit to this report:
Exhibit Number	Description of Exhibit

99.1	Press release dated May 22, 2007, issued by Gerber Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
May 25, 2007	By:	/s/ John J. Krawczynski
John J. Krawczynski Vice President, Chief Accounting Officer and Corporate Controller (On behalf of the Registrant and as Principal Accounting Officer)